UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 2, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Investor Contact:                                                                Media Contact:
Brian Campbell, Investor Relations                                  Linda Dunbar, Corporate Media Relations
201.748.6874                                                                         201.748.6390
brian.campbell@wiley.com                                                ldunbar@wiley.com

ITEM 8.01:     OTHER EVENT

Wiley Acquires Profiles International
Acquisition to make Wiley a leader in pre-hire and post-hire assessment

Hoboken, NJ, April 2, 2014 — John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled solutions that improve outcomes in research, professional practice, and education, announced today that it has acquired Profiles International, a provider of employment assessment and talent management solutions, for $51 million in cash.

Profiles International, privately-held with over 150 employees, provides pre-employment assessment and selection tools that enable employers to optimize candidate selections and develop the full potential of their hires.  Solutions include pre-hire assessments, including those designed to measure and match personality, knowledge, skills, managerial fit, loyalty, and values; and post-hire assessments, focused on measuring sales and managerial effectiveness, employee performance and career potential.  Founded in 1991 and based in Waco, Texas, Profiles International has served more than 40,000 enterprise clients and millions of end users in over 120 countries, with assessments available in 32 languages.  Large clients include Academy Sports, Cisco Systems, Dunn & Bradstreet, Four Seasons Hotels & Resorts, Ingersoll Rand, Mercedes Benz, Regus, SAP, Sitel, and Wells Fargo.  The Company generated approximately $27 million of revenue in its fiscal year ending December 31, 2013.

“Research shows that the direct and indirect cost of one hiring error can be in the hundreds of thousands of dollars,” said Wiley President and CEO, Stephen Smith.  “Profiles International provides scientifically-driven assessment solutions that help employers screen-out unsuitable candidates, match others with jobs that fit their inherent capabilities, and identify opportunities to enhance performance of existing employees and maximize long-term contributions to the organization. By mapping candidate attributes against those of existing high-performing employees, Profiles International assessments are a valuable predictor of likely success.  Wiley can now add Profiles’ pre-hire assessment solutions to its successful post-hire assessment platform for an end-to-end solution that addresses critical pain points in the hiring and development process.”

“Companies big and small have used our scientifically-driven, personality and skills assessment solutions to improve their selection process and reduce very costly hiring mistakes, not to mention time to hire and time to achieve full productivity,” said Joseph “Bud” Haney, Chairman and CEO of Profiles International.  “The team at Profiles International looks forward to bringing these unique capabilities to an expanded global audience under the highly-reputable Wiley umbrella.”

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.  In Education, Wiley provides print and digital content, and education solutions including online program management services for higher education institutions and course management tools for instructors and students.

About Profiles International
Profiles International is the best source for talent management solutions, with over 20 years’ experience and more than 40,000 clients in over 120 countries.  Profiles' knows how people work and what motivates them. Their data-driven talent management solutions—built on complex behavioral science, yet simple to administer and read—help organizations find the right people, shape them into a winning team, and lead them to their full potential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: April 2, 2014